                             SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          Sheffield Steel Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
     ______________________________________________________________

2)   Aggregate number of securities to which transaction applies:
     ______________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

4)   Proposed maximum aggregate value of transaction:
     ________________________________________________________________

5)   Total fee paid:  ___________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

   1)  Amount previously paid: ______________________________________

   2)  Form, Schedule or Registration Statement No: 14A______________

   3)  Filing Party: ________________________________________________

   4)  Date Filed: __________________________________________________

July 31, 2001



Dear Stockholder,

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Sheffield Steel Corporation (the "Company") to be held at 8:00 a.m. on Tuesday, August 28, 2001, at 220 North Jefferson, Sand Springs, Oklahoma.

   At the Annual Meeting, seven persons will be elected to the Board of Directors. The Board of Directors recommends the approval of each of these persons. Such other business will be transacted as may properly come before the Annual Meeting.

   The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

   We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

Sincerely,

/s/ Steven E. Karol
STEVEN E. KAROL
Chairman of the Board and Chief Executive Officer



                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

   SHEFFIELD STEEL CORPORATION
   220 North Jefferson
   Sand Springs, OK  74063
   (918) 245-1335

   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   To be Held on August 28, 2001


To the Stockholders of Sheffield Steel Corporation:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Sheffield Steel Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, August 28, 2001 at 220 North Jefferson, Sand Springs, Oklahoma, at 8:00 a.m. for the following purposes:

   1. To elect seven members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

   2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending April 30, 2002.

   3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on July 17, 2001, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All Stockholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Holders of record of the Common Stock as of the Record Date who do attend the Annual Meeting and wish to vote in person may revoke their proxies.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ Robert W. Ackerman

ROBERT W. ACKERMAN
Secretary
Sand Springs, Oklahoma
July 31, 2001

                          SHEFFIELD STEEL CORPORATION
                              220 NORTH JEFFERSON
                          SAND SPRINGS, OKLAHOMA 74063
                                  918-245-1335

                        _______________________________

                                PROXY STATEMENT
                        _______________________________

                              GENERAL INFORMATION

   This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Sheffield Steel Corporation, a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 220 North Jefferson, Sand Springs, Oklahoma, on Tuesday, August 28, 2001, at 8:00 a.m., and any adjournments thereof (the "Meeting").

   Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the seven nominees for director named herein and FOR the ratification of the selection of KPMG LLP as independent auditor. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present and wishes to vote by ballot in person at the Meeting may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value
$.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. No approval rights exist for any action proposed to be taken at the Meeting.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, including the election of directors. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

   The close of business on July 17, 2001 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on July 17, 2001, the Company had 3,408,675 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers, or employees of the Company. No additional compensation will be paid for such solicitation.

   This Proxy Statement and the accompanying proxy are being mailed on or about August 10, 2001 to all Stockholders entitled to notice of and to vote at the Meeting.

   The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

   HMK Enterprises, Inc. ("HMK") currently owns approximately 94.7% of the issued and outstanding shares of Common Stock. HMK is a Massachusetts-based privately owned holding company engaged in manufacturing and service businesses.

   The following table sets forth certain information as of July 17, 2001 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table herein, and all current directors, nominees, and executive officers as a group.

                                                           Shares Beneficially Owned (a)(b)
                                                           --------------------------------
                Name and Address**                         Number                    Percent
--------------------------------------------------  --------------------  ------------------------------
 Steven E. Karol                                            1,614,397                45.43%(c)(e)
 HMK Enterprises, Inc.
 800 South Street
 Waltham, MA 02453

 Jane M. Karol                                              1,614,364                45.43%(d)(e)
 HMK Enterprises, Inc.
 800 South Street
 Waltham, MA 02453

 Dale S. Okonow                                                73,828(f)              2.07%

 Alton W. Davis                                                35,000(g)                *

 Robert W. Ackerman                                            33,750                   *

 Stephen R. Johnson                                            28,251(h)                *

 James P. Nolan                                                  -                      *

 James E. Dionisio                                               -                      *

 Howard H. Stevenson                                             -                      *

 Robert Schaal                                                   -                      *

 All current executive officers, directors, and
   nominees of the Company as a group (10 persons)          3,399,590(i)              95.67%

    * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

   ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

   (a) The number of shares of Common Stock issued and outstanding on July 17, 2001 was 3,408,675. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at July 17, 2001, plus shares of Common Stock subject to options held by such person at July 17, 2001 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as otherwise noted.

   (b) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act.

   (c) Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 11,272 shares or .32%, are owned of record by him. Mr. Karol also owns
       74.5134 shares of the Class A common stock, $1.00 par value, of HMK (the "HMK Class A Common Stock"), which shares constitute 49.8328 of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,397 shares of Common Stock beneficially owned by Mr. Karol, 1,603,125 shares, or 45.11%, are deemed to be beneficially owned by Mr. Karol by virtue of his ownership of such shares of HMK Class A Common Stock.

   (d) Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol 11,239 shares, or .32%, are owned of record by her. Ms. Karol also owns
       74.5134 shares of HMK Class A Common Stock, which shares constitute 49.8328% of the issued and outstanding shares of HMK Class A Common Stock. Of the 1,614,364 shares of Common Stock beneficially owned by Ms. Karol, 1,603,125 shares, or 45.11%, are deemed to be beneficially owned by Ms. Karol by virtue of her ownership of such shares of HMK Class A Common Stock.

   (e) Each of Steven E. Karol and Jane M. Karol own 74.5134 shares of HMK Class A Common Stock, constituting 49.8328% of the issued and outstanding shares of HMK Class A Common Stock in the aggregate. HMK Class A Common Stock is the only class of voting stock of HMK issued and outstanding. For purposes of determining beneficial ownership of Common Stock as reported in the preceding table, ownership of any class of non-voting stock of HMK has not been included.

   (f) Includes 56,953 shares, which Mr. Okonow may acquire upon exercise of options within 60 days after July 17, 2001.

   (g) Includes 35,000 shares, which Mr. Davis may acquire upon the exercise of options within 60 days after July 17, 2001.

   (h) Includes 28,251 shares, which Mr. Johnson may acquire upon the exercise of options within 60 days after July 17, 2001.

   (i) Includes an aggregate of 144,860 shares which may be acquired upon the exercise of options within 60 days after July 17, 2001.

                                   MANAGEMENT

DIRECTORS
---------

   The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

   Pursuant to the Company's By-Laws, the Stockholders voted on August 29, 2000 to elect Messrs. Karol, Ackerman, Okonow, Stevenson, Schaal, Nolan and Ms. Jane Karol to the Board of Directors to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

   The names of the Company's current directors, nominees for director and certain information about them are set forth below:

       Name                       Age            Position with the Company
---------------------         ---------       ----------------------------------------------------
Steven E. Karol                   47            Chairman of the Board and Chief Executive Officer
James P. Nolan                    48            President and Chief Operating Officer
Dale S. Okonow                    44            Director
Robert W. Ackerman                62            Director
Jane M. Karol                     39            Director
Howard H. Stevenson               60            Director
Robert Schaal                     59            Director

   STEVEN E. KAROL. Mr. Karol has been Chief Executive Officer of the Company since June 1, 2000, a Director since 1981 and Chairman of the Board of Directors since 1983. Mr. Karol is also Chairman of the Board of HMK, the parent company of Sheffield Steel Corporation. Mr. Karol also serves on the Board of Directors for Allard Nazarian Group, Inc. and Stockeryale, Inc.

   Additionally, Mr. Karol has been a member of the Young Presidents' Organization since 1978, served as International President from 1998-1999, and currently holds a seat on the International Board of Directors. Mr. Karol is also actively involved as a Board member of Tufts University, Vermont Academy, the Boston Symphony Orchestra, and The Brain Tumor Society. In addition, he is
co-founder and President of the Herbert M. Karol Cancer Foundation.    Mr. Karol
is the brother of Jane M. Karol.

   JAMES P. NOLAN. Mr. Nolan has been President and Chief Operating Officer since September 1999. Prior to that, he was Vice President Operations of the Bethlehem-Lukens Plate Division. Prior to that, he held various management positions with Lukens Steel Corporation.

   DALE S. OKONOW. Mr. Okonow has been Vice President and Secretary since 1988 and a Director since 1990. Prior to 1988, Mr. Okonow was an associate with the law firm of Proskauer Rose Goetz & Mendelsohn in New York City. Mr. Okonow was Vice President and General Counsel of HMK from 1988 to 1990 and served as Senior Vice President and Chief Financial Officer of HMK from 1990 to 1998. Mr. Okonow served as President and Chief Operating Officer of HMK from 1998 to March 2001. Mr. Okonow currently serves as Chief Operating Officer of Sawyer Realty Holdings Inc.

   ROBERT W. ACKERMAN. Mr. Ackerman has been a Director of the Company since 1992 and was President and Chief Executive Officer until September 1, 1999 and Chairman and Chief Executive officer until June 1, 2000. From 1988 to 1992, Mr. Ackerman was the President and Chief Executive Officer of Lincoln Pulp & Paper Co., Inc. From 1986 to 1988, Mr. Ackerman taught in the Advanced Management Program at the Harvard University Graduate School of Business Administration. Mr. Ackerman serves as a Director of The Baupost Fund.

   JANE M. KAROL. Ms. Karol has been a Director since 1991. Ms. Karol is a Director of HMK. Ms. Karol is also the sister of Steven E. Karol.

   HOWARD H. STEVENSON. Dr. Stevenson has been a Director since 1993. Since 1982, Dr. Stevenson has been Sarofim-Rock Professor of Business Administration at the Harvard University Graduate School of Business Administration. He also serves as Senior Associate Dean and Director of External Relations and as Faculty Chair of the Latin American Advisory Group. He is the Chairman of the Baupost Fund, a registered investment company, and also services as a director on the Boards of Camp Dresser & McKee, Landmark Communications, Bessemer Securities Corporations, and Terry Hinge and Hardware.

   ROBERT SCHAAL. Mr. Schaal was Chairman and Chief Executive Officer of Gulf States since February 1998 until September 2001. From 1996 until joining Gulf States, Mr. Schaal was a consultant with Advent Management International. From 1994 until 1996, he was President and Partner with Universal Envirogenics, Inc. Mr. Schaal was President of RSC Consulting for the years of 1993 and 1994. From 1967 until 1993, he held a variety of positions with Lukens Steel and was that company's President from 1991 until 1993.


COMMITTEES OF THE BOARD OF DIRECTORS

   MEETING ATTENDANCE. During the fiscal year ended April 30, 2001 there were five meetings of the Board of Directors. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors except Jane Karol who attended less than 75%. Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which he or she served. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent.

   AUDIT COMMITTEE. The Audit Committee has two members, Mr. Okonow and Mr. Ackerman. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of the annual audit. The findings of this committee are reviewed by the Board of Directors.

   STOCK COMPENSATION COMMITTEE. The Stock Compensation Committee has three members, Mr. Karol, Mr. Okonow and Mr. Ackerman. The Stock Compensation Committee did not meet in the most recent fiscal year as there were no stock options granted. The Stock Compensation Committee administers the Company's 1993 Employee, Director and Consultant Stock Option Plan. See "Stock Option Plan".

   COMPENSATION COMMITTEE. The Company does not have a standing Compensation Committee. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Nolan) are made by Mr. Nolan and are reviewed by the Board of Directors. Recommendations concerning Mr. Nolan's salary and incentive compensation (other than stock options) are made by Mr. Karol and are reviewed by the Board of Directors.

   NOMINATING COMMITTEE. The Company does not have a standing Nominating Committee.

ELECTION AND COMPENSATION OF DIRECTORS

   Approximately ninety-five percent of the outstanding shares of the Company's Common Stock is currently owned by HMK, which is in turn 100% owned by members of the Karol family. Consequently, certain members of the Karol family together beneficially own substantially all of the outstanding shares of the Company's common stock and are able to determine the outcome of all matters required to be submitted to stockholders for approval, including the election of directors. Giving effect to the exercise of all of the Company's exercisable options, HMK owns approximately 90% of the outstanding shares of the Company's Common Stock. See "Share Ownership."

   Dr. Stevenson and Mr. Schaal will receive an annual retainer of $4,000, payable quarterly, and a meeting fee of $1,500 for each meeting of the Board of Directors attended. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services. In addition, Directors of the Company are eligible to receive non-qualified stock options under the Company's 1993 Employee, Director and Consultant Stock Option Plan. As of April 30, 2001, no Director had been granted any stock options for services as a Director of the Company.


EXECUTIVE OFFICERS
------------------

   The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

     Name                    Age              Position
-------------            ----------      ---------------------------------------------
Alton W. Davis               52            Vice President-Operations
James E. Dionisio            50            Vice President-Sales and Marketing
Stephen R. Johnson           49            Vice President and Chief Financial Officer

   ALTON W. DAVIS. Mr. Davis has been Vice President-Operations since August 1996. From 1986 to 1996, he was Vice President and General Manager of Ameristeel's Jacksonville, Florida location. Prior to that, he held various management positions with both Bayou Steel and Chaparral Steel.

   JAMES E. DIONISIO. Mr. Dionisio has been Vice President-Sales and Marketing since September 1999. From 1995 to 1999, he was Vice President-Sales and Marketing for Rocky Mountain Steel (formerly CF & I Steel Corporation). Prior to that, he held various positions with CF & I Steel Corporation.

   STEPHEN R. JOHNSON. Mr. Johnson has been Vice President and Chief Financial Officer since February 1996. From 1977 to 1996, Mr. Johnson held various positions with the Company including the position of Vice President-Administration and Treasurer since 1991 and Vice President-MIS and Business Planning since 1984.

EXECUTIVE COMPENSATION

   The following Summary Compensation Table includes, for the fiscal year ended 2001, individual compensation information for: (i) the Company's Chief Executive Officer (the "CEO") and (ii) the four other most highly compensated persons who were serving as executive officers of the Company (other than the CEO) at the end of fiscal 2001 whose salary and bonus earned during fiscal 2001 exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                             Long-term
                                                                                                            Compensation
                                            Fiscal                  Annual Compensation                        Awards
                                         ------------  -------------------------------------------------   ---------------
Name and Principal Position                  Year           Salary            Bonus           Other          # Options
---------------------------------------  ------------  -----------------  -------------  ----------------  ---------------
Steven E. Karol                             2001          $303,000              -              -                   -
    Chairman of the Board and CEO           2000           303,000              -              -                   -
                                            1999           303,000              -              -                   -

James P. Nolan                              2001           238,000              -              -                   -
    President and COO                       2000           153,000           $48,000      $98,000(a)             60,000
                                            1999              -                 -              -                   -

Alton W. Davis                              2001           191,000              -              -                   -
    Vice President-Operations               2000           175,000             9,000           -                   -
                                            1999           175,000            31,500           -                 10,000

James E. Dionisio                           2001           176,000              -              -                   -
    Vice President-Sales                    2000           108,000             5,000       65,000(a)             25,000
                                            1999              -                 -              -                   -

Stephen R. Johnson                          2001           165,000              -              -                   -
    Vice President and                      2000           165,000             8,000           -                   -
    Chief Financial Officer                 1999           165,000            36,300           -                   -
------------------------------------------------------------------------------------------------------------------------------------

(a)  Represents moving and related expenses for Messrs. Nolan and Dionisio.

OPTION GRANTS IN LAST FISCAL YEAR

   There were no options granted under the 1993 Stock Option Plan during fiscal year 2001.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

   The following table provides information regarding the number of options exercised and the number of outstanding stock options as of April 30, 2001 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

                                                           Number of Securities                  Value of the
                                                                Underlying                    Unexercised in-the-
                                                            Unexercised Options                 Money Options at
                           Shares                           at Fiscal Year Ended                Fiscal Year End
                         Acquired on      Value         ------------------------------  ----------------------------------
                          Exercise      Realized(1)      Exercisable    Unexercisable    Exercisable (2)     Unexercisable
                        ------------  ----------------  -------------  ---------------  ------------------  ---------------
Steven E. Karol              -              -                 -               -                  -                 -
Robert W. Ackerman        151,875       $3,016,238            -               -                  -                 -
James P. Nolan               -              -                 -          60,000.000              -                 -
Alton W. Davis               -              -            35,000.000           -                  -                 -
James E. Dionisio            -              -                 -          25,000.000              -                 -
Stephen R. Johnson           -              -            28,250.500           -                  -                 -

(1) The value realized was based on an exercise price of $7.41 and a stock price of $27.27.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair value value for the Company's Common Stock of $2.82, as determined by an appraisal as prescribed in the non-qualified and incentive agreements entered into pursuant to the 1993 Stock Option Plan.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Board of Directors regarding actions taken with respect to executive compensation during the fiscal year ended April 30, 2001. Compensation policies and annual compensation applicable to the Company's executive officers are the responsibility of and established by the Board of Directors. Recommendations concerning salaries and incentive compensation (other than stock options) for employees of the Company (other than Mr. Nolan) are made by Mr. Nolan and are reviewed by the Board of Directors. The Board of Directors' overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions; that recognize individual performance and the Company's performance; and that support the Company's overall strategic plan. The principal components of executive compensation are salary, bonus and stock options.

     Base Salary. Base salary levels for the Company's executive officers, including the Chief Executive Officer, is based on the expertise and responsibility that the position requires; management experience; subjective judgment of the Board of Directors as to the value of the executive's past contribution and potential future contribution to the profitability of the business; and consideration of the compensation of competing companies.

     Bonuses.   The Company has an Executive Bonus Plan designed to recognize individual performance and the Company's performance.


     Stock Options. The Board believes that stock ownership by executive officers is important to ensure that executives have a continuing stake in the long-term success of the Company. On September 15, 1993, the Board of Directors adopted the 1993 Employee, Director and Consultant Stock Option Plan. On January 5, 1999 the stockholders of the Company amended the 1993 Employee, Director, and Consultant Stock Option Plan (as amended, the "Stock Option Plan") to allow for an appraisal to review the formula used to calculate the fair value of the equity of the Company.


STOCK OPTION PLAN

   The Stock Option Plan provides for the grant of incentive stock options to key employees of the Company and non-qualified stock options to key employees, directors and consultants of the Company. A total of 580,000 shares of Common Stock, which would represent approximately 14.9% of the Company's Common Stock on a fully diluted basis, have been reserved for issuance under the Stock Option Plan upon the exercise of options. At April 30, 2001, there were 336,140 options outstanding. The options that have been granted to the executive officers are incentive and non-qualified and vest three years from the grant date. The Stock Option Plan is administered by the Stock Compensation Committee.


EXECUTIVE INCENTIVE PLAN

   Each of the named executive officers, excluding Mr. Karol, is eligible to receive bonus compensation under the Company's Executive Bonus Plan (the "Incentive Plan"). The Incentive Plan provides that (i) in the event that actual pre-tax profit for any fiscal year equals or exceeds budgeted pre-tax profit for such year, participants in the Incentive Plan will be paid a bonus ranging from 30% to 50% of such participant's base salary and (ii) in the event that actual pre-tax profit for any fiscal year does not meet budgeted pre-tax profit for such year, by less than 20%, the Company's Board of Directors may, at its discretion, (A) establish a bonus pool of up to 20% of the total base pay of all participants in the Incentive Plan and (B) award bonus payments from such bonus pool, if any, to participants in the Incentive Plan. Such bonus payments, if any, are to be based upon (x) the individual performance of such participant,
(y) the performance of such participant's department and (z) such participant's contribution to the Company's overall performance. Bonuses, if any, are required to be paid within 90 days after the Company's fiscal year end.

PENSION PLAN

   The Company maintains a retirement plan that is an Internal Revenue Code (the "Code") qualified defined benefit pension plan (the "Pension Plan"). For employees hired before May 1, 1988, at normal retirement date (age 65 or completion of 30 years of service), a participant is paid a pension equal to the sum of: (a) the product of the participant's years of plan service from September 1, 1981 through December 31, 1984 and 1.25% of his average monthly compensation (up to $12,500), determined over the participant's highest five consecutive years; and (b) the product of the participant's years of plan service after January 1, 1985, and .9% of his average monthly compensation (up to $12,500) as defined above. The normal form of pension is a lifetime annuity with a 50% survivor pension for any surviving spouse. Optional forms of payment are available and are actuarially equivalent to a lifetime annuity without surviving spouse benefits. The Pension Plan also provides for early retirement benefits on an actuarially reduced basis for participants who reach age 55 with at least 10 years of service. Vested retirement benefits are available for participants who are terminated with at least five years of plan service. Although the pension is reduced to the extent of any profit sharing retirement annuity provided by discretionary contributions under the Sheffield Steel Corporation Thrift and Profit Sharing Plan (the "Profit Sharing Plan") no such discretionary contributions have been made to the Profit Sharing Plan.

   Years of service for purposes of the Pension Plan with respect to the named executive officers are as follows: Mr. Johnson, 24 years, and Mr. Davis, 4 years, Messrs. Nolan and Dionisio 1 year. Mr. Karol is excluded from the Pension Plan.

   The following table shows the projected annual pension benefits payable at the normal retirement age of 65:

                          Annual Normal Pension Benefits for Years Service Shown
            Annual        -------------------------------------------------------
          Base Salary       15          20          25          30         35
      ------------------  -------     -------      -------     -------   --------
          $100,000        $13,500     $18,000      $22,500     $27,000    $31,500
           125,000         16,875      22,500       28,125      33,750     39,375
           150,000         20,250      27,000       33,750      40,500     47,250
       170,000 and above   22,950      30,600       38,250      45,900     53,550


401(K) RETIREMENT PLAN

   The Company also sponsors plans which permit eligible employees of the Company to defer compensation to the extent permitted by Section 401(k) of the Code (the "401(k) Plans"). The 401(k) Plans permit, but do not require, discretionary Company contributions. The Company made contributions of approximately $101,000 to certain of the Company's 401(k) plans for the year ended April 30, 2001.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of the end of fiscal 2001, HMK owed an aggregate of $2.7 million to the Company. Of that amount, $2.2 million was related to certain tax attributes allocated to the Company pursuant to a Tax Sharing Agreement with HMK. A valuation allowance was established against this receivable as it is more likely than not that this receivable will not be realized. The remaining $0.5 million relates to the Company's advance of funds to HMK to secure a letter of credit needed for the insurance program of the Company's Joliet facility.

   HMK provides management and business services to the Company, including, but not limited to, financial, marketing, executive personnel, corporate development, human resources, and limited legal services. Management fees charged were $787 in fiscal year 2001, $861 in fiscal year 2000, and $817 in fiscal year 1999. In addition, the Company purchases general liability, workers' compensation and other insurance through Risk Management Solutions, a wholly-owned subsidiary of HMK, that provides risk management services. These risk management services include; procuring and maintaining property and casualty insurance coverage; reviewing and recommending alternative financing methods for insurance coverage; identifying and evaluating risk exposures, and preparing and filing proof of loss statements for insured claims. Total fees paid for insurance services were $121 in fiscal year 2001, $213 in fiscal year 2000 and $204 in fiscal year 1999.

   In September 1992, certain of the Company's officers, directors and members of the Karol family purchased an aggregate of 5% of the issued and outstanding shares of the Company's Common Stock in exchange for an aggregate of $250,000 cash and $1,000,000 in non-recourse promissory notes secured by pledges of such stock. The non-recourse promissory notes evidencing each such shareholders' indebtedness bear simple interest at an annual rate of 7.61% and become due on February 1, 2007 or on such earlier date upon the occurrence of certain events as stated in the notes.

   Each of Robert W. Ackerman, former President and Chief Executive Officer and a Director of the Company, and John F. Lovingfoss, former Vice President-Sales and Marketing of the Company, purchased 33,750 shares of the Company's Common Stock in exchange for $50,000 in cash and a non-recourse promissory note with an original principal balance of $200,000. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 2001 is $316,256 ($200,000 principal amount and $116,256 of accrued interest). The notes bear interest at an annual rate of 7.61%. The largest amount of indebtedness outstanding during fiscal 2001 for each of Messrs. Ackerman and Lovingfoss was $316,256.

   Mr. Dale S. Okonow, a Director of the Company purchased 17,125 shares of the Company's Common Stock in exchange for $25,000 in cash and a non-recourse promissory note with an original principal balance of $100,000. The aggregate amount of indebtedness owed to the Company by Mr. Okonow as of April 30, 2001 is $165,738 ($100,000 principal amount and $65,738 of accrued interest). The note bears interest at an annual rate of 7.61%. The largest amount of indebtedness outstanding during fiscal 2001 for Mr. Okonow was $165,738.

   Each of Jane M. Karol, a Director of the Company and Joan L. Karol, mother of each of Jane M. Karol and Steven E. Karol, Directors of the Company, purchased 11,239 shares of the Company's Common Stock in exchange for $16,665 in cash and a non-recourse promissory note with an original principal balance of $66,660. The aggregate amount of indebtedness owed to the Company by each of such individuals as of April 30, 2001 is $110,481 ($66,660 principal amount and $43,821 of accrued interest). The notes bear interest at an annual rate of 7.61%. The largest amount of indebtedness outstanding during fiscal 2001 for each of Jane M. Karol and Joan L. Karol was $110,481.

   Steven E. Karol, Chairman of the Board of Directors and Chief Executive Officer of the Company, purchased 11,272 shares of the Company's Common Stock in exchange for $16,670 in cash and a non-recourse promissory note with an original principal balance of $66,680. The aggregate amount of indebtedness owed to the Company by Mr. Karol as of April 30, 2001 is $110,513 ($66,680 principal amount and $43,833 of accrued interest). The note bears interest at an annual rate of 7.61%. The largest amount of indebtedness outstanding during fiscal 2001 for Mr. Karol was $110,513.

   During fiscal 2001, the Company signed long-term notes payable to Mr. John F. Lovingfoss, a former officer of the Company. The amounts of the notes total $697,000 and are related to Mr. Lovingfoss' exercise of stock options at retirement. The notes payable accrue simple interest at 5.78 and 6.45% and are being paid in five annual installments that began July 4, 2000. The Company was not able to make the annual installment due July 4, 2001 due to suspension of payments to employees with respect to the exercise of stock options as a result of the failure to pay in full the June 1, 2001 semi-annual installment on the 11.5% First Mortgage Notes due 2005.

   During fiscal 2001, the Company signed a long-term note payable to Mr. Robert
W. Ackerman, a former officer of the Company. The amount of the note is $1,152,000 and is related to Mr. Ackerman's exercise of stock options at retirement. The note payable accrues simple interest at 5.98% and is being paid in five annual installments that began December 1, 2000.


ELECTION OF DIRECTORS

NOTICE ITEM 1

   Under the Company's By-Laws, the number of directors is fixed from time to time by the Stockholders, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

   Pursuant to the Company's By-Laws, the Board of Directors on August 29, 2000 voted to elect Messrs. Karol, Ackerman, Okonow, Stevenson, Schaal, Nolan and Ms. Jane Karol to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

                              * * * * * * * * * *

   Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to elect each nominee as a director.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. KAROL, NOLAN, OKONOW, ACKERMAN, STEVENSON, AND SCHAAL, AND MS. KAROL AS DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


APPROVAL OF SELECTION OF AUDITORS

NOTICE ITEM 2

   The Company's Board of Directors has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending April 30, 2002. KPMG LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                              * * * * * * * * * *

   Unless authority to vote for the ratification of KPMG LLP as the Company's independent auditors is withheld, the shares represented by the enclosed proxy will be voted FOR ratification. In the event that the selection is not ratified, the Board of Directors will reconsider the appointment.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2002. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


AUDIT FEES

   The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's 10-Q's for the 2001 fiscal year were $127,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   There were no fees billed by KPMG LLP for the 2001 fiscal year in connection with the Company's information system.

ALL OTHER FEES

   The aggregate fees billed by KPMG LLP for all other services rendered were $65,713.

NOTICE ITEM 3

   The Board of Directors knows of no other business that will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

   Stockholder Proposals

   To be considered for presentation at the Annual Meeting of Stockholders to be held in 2002, Stockholder proposals must be received, marked for the attention of: Secretary, Sheffield Steel Corporation, P. O. Box 218, Sand Springs,
Oklahoma   74063, not earlier than January 1, 2002 and not later than April 30,
2002.

   WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

   By order of the Board of Directors:

   /s/ Robert W. Ackerman
   ROBERT W. ACKERMAN
   Secretary

July 31, 2001

                                  DETACH HERE

                                     PROXY

                          SHEFFIELD STEEL CORPORATION

                              220 NORTH JEFFERSON
                         SAND SPRINGS, OKLAHOMA 74063

                        ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, AUGUST 28, 2001

The undersigned hereby appoints Robert W. Ackerman and Dale S. Okonow, and either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them, to represent and to vote as designated below all the shares of capital stock of Sheffield Steel Corporation (the "Company"), held of record by the undersigned on July 17, 2001 at the Annual Meeting of Stockholders to be held on Tuesday, August 28, 2001, at the offices of the Company, located at 220 North Jefferson, Sand Springs, Oklahoma 74063, and any adjournment or adjournments thereof (the "Annual Meeting").

If you do not plan to attend the meeting, please complete, sign and date the proxy and return it without delay in the enclosed postage-prepaid envelope. If you do attend the meeting in person, you may withdraw the proxy and vote personally on each matter brought before the meeting.


-------------                                                     -------------
 SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                              SIDE
-------------                                                     -------------

SHEFFIELD STEEL CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398



                                  DETACH HERE

[x]  Please mark votes
     as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 IF NO SPECIFIC DIRECTION IS MADE.

1.   Election of Directors.
     ---------------------
     To elect as Directors of the Company the following seven individuals:
     (01)  Robert W. Ackerman,     (02)  Jane M. Karol,
     (03)  Steven F. Karol,        (04)  Robert Schaal,
     (05)  Dale S. Okonow,         (06)  Howard H. Stevenson,
     (07)  James P. Nolan
                           FOR ALL   [_]     [_]   WITHHELD FROM
                          NOMINEES                 ALL NOMINEES

               [_]  ______________________________________
                    For all nominees except as noted above

--------------------------------------------------------------------------------
                          SHEFFIELD STEEL CORPORATION
--------------------------------------------------------------------------------

2.   Approval of Selection of Auditors
     ---------------------------------
     To ratify as independent auditors KPMG LLP for     FOR   AGAINST   ABSTAIN
     the fiscal year ending April 30, 2002.             [_]     [_]       [_]

3.   General
     -------
     In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Mark box at right for address change and note at left     [_]

Please be sure to sign and date this Proxy.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature:              Date:           Signature:              Date:
          --------------     -----------          --------------     -----------